Exhibit 99.1

FUBO SHAREHOLDERS APPROVE BUSINESS COMBINATION

WITH THE WALT DISNEY COMPANY’S HULU + LIVE TV

NEW YORK – SEPTEMBER 30, 2025 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, announced today that its shareholders have approved its previously announced transaction with The Walt Disney Company (collectively with its subsidiaries, “Disney”) to combine Fubo’s business with the Hulu + Live TV business (the “Transaction”).

The Transaction, approved by Fubo’s shareholders at its special meeting of shareholders held today, remains subject to regulatory approvals and the satisfaction of other customary closing conditions. Fubo will report the results of the special meeting via a Form 8-K to be filed with the Securities and Exchange Commission.

Subject to the completion of the closing, the Transaction, announced by Fubo and Disney in January 2025, is expected to enhance consumer choice by making available a broad set of programming offerings.

Under the terms of the agreement, at closing, Disney will own approximately 70% of Fubo. Fubo’s existing management team, led by Fubo Co-founder and CEO David Gandler, will operate the newly combined Fubo and Hulu + Live TV businesses. Fubo and Hulu + Live TV will continue to be available to consumers as separate offerings post-closing and will facilitate an enhanced choice of programming packages addressing a variety of consumer preferences at attractive price points.

As outlined in the proxy statement related to the Transaction, upon the closing of the Transaction, all of Fubo’s issued and outstanding shares of common stock will be automatically converted into issued and outstanding shares of Class A Common Stock. The outstanding shares of Class A Common Stock will continue to trade on the New York Stock Exchange under the ticker symbol FUBO.

“We would like to thank Fubo shareholders for voting to approve our business combination with Disney’s Hulu + Live TV business,” said Gandler. “The Transaction remains subject to regulatory approvals and other customary closing conditions, but today we are one step closer to fulfilling our vision of a streaming marketplace that provides consumers with greater choice and flexibility.”

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. Ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, the company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product aggregating more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every English-language Nielsen-rated sports channel (source: Nielsen Total Viewers, 2024). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming, and was the first virtual MVPD to launch 4K streaming, MultiView and personalized game alerts.

Learn more at https://fubo.tv

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our offerings, our pending business combination with the Hulu + Live TV business and the potential benefits thereof, our partnerships, our sports programming and packaging, distribution and consumer preferences. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transaction; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”) and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

# # #

Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv